EXHIBIT 21

            SUBSIDIARIES OF THE REGISTRANT
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Parent
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Peoples Bankcorp, Inc.

                                 State or Other
                                 Jurisdiction        Percentage
Subsidiaries (1)                of Incorporation     Ownership
---------------                 -----------------    ----------
Ogdensburg Federal Savings and
  Loan Association                United States        100%

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___________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.
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